SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL HIGH YIELD BOND FUND
APRIL - JUNE, 1999
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					Security Purchased			Comparison Security		Comparison Security
Issuer				Lear Corporation				Federal Mogul			Dura Operating Corp.

Underwriters			Morgan Stanley, Salomon Smith 	Merrill, Chase, BofA, Bear 	BofA, DLJ
					Barney, Chase, CS First Boston, 	Stearns, CS First Boston,
					DB Securities, Nationsbanc 		Morgan Stanley, Robertson
					Montgomery, Scotia Capital 		Stephens, Bank of NY, Credit
					Markets, TD Securities			Lyonnais, Dresdner, First
											Chicago, First Union,
											Scotia, SG Cowen

Years of continuous
operation, including
predecessors			> 3 years					> 3 years				> 3 years

Security				LEA 8.11%, 5/15/09			FMO  7.5%, 1/15/09		DUROPE 9%, 5/1/09

Is the affiliate a
manager or co-manager
of offering?			co-manager					no					no

Name of underwriter or
dealer from which
purchased				Morgan Stanley				n/a					n/a

Firm commitment
underwriting?			yes						yes					yes

Trade date/Date of Offering	5/13/1999					1/14/1999				4/15/1999

Total dollar amount of
offering sold to QIBs		$800,000,000				n/a					n/a

Total dollar amount of
any concurrent public
offering				$600,000,000				$600,000,000			$300,000,000

Total					$1,400,000,000				$600,000,000			$300,000,000

Public offering price		100.000					99.566				100.000

Price paid if other than
public offering price		same						n/a					n/a

Underwriting spread or
commission				0.75%						not disclosed because 		0.25%
											private placement
Rating				BB+/Baa2					BB+/Baa2				B/B2

Current yield			8.42%						8.44%					9.55%

Total par value
purchased				$3,000,000					n/a					n/a

$ amount of purchase		$3,000,000					n/a					n/a

% of offering purchased
by fund				0.27%						n/a					n/a

% of offering purchased
by associated funds		0.00%						n/a					n/a

Total					0.27%						n/a					n/a
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